Exhibit 99.1

Contact:	Doug Guarino	Director of Corporate Relations	781-647-3900
	Jon Russell	Vice President of Finance
INVERNESS MEDICAL INNOVATIONS ANNOUNCES
FOURTH QUARTER 2008 RESULTS
WALTHAM, MA...February 18, 2009...Inverness Medical Innovations, Inc. (NYSE: IMA), a global leader in enabling individuals to take charge of their health at home through the merger of rapid diagnostics and health management, today announced its financial results for the quarter ended December 31, 2008.
In the fourth quarter of 2008, the Company recorded net revenue of $459.3 million compared to net revenue of $288.0 million in the fourth quarter of 2007, an increase of 59%. The revenue increase was primarily due to $114.0 million of incremental revenue provided by our Health Management segment, along with $34.6 million of incremental revenue contributed by our other recently acquired businesses and organic growth which, on a currency adjusted basis, was approximately 10.7% in our Professional Diagnostics segment.
For the fourth quarter of 2008, the net income prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) was $16.4 million, or $0.14 per diluted common share, compared to net loss of $15.8 million, or $0.24 per diluted common share, for the fourth quarter of 2007. The Company reported adjusted cash basis net income of $60.2 million, or $0.66 per diluted common share, for the fourth quarter of 2008, compared to adjusted cash basis net income of $27.6 million, or $0.40 per diluted common share, for the fourth quarter of 2007.
The Company’s GAAP results for the fourth quarter of 2008 include amortization of $60.3 million, $5.0 million of restructuring charges and $6.7 million of stock-based compensation expense. GAAP results for the fourth quarter of 2007 include amortization of $28.0 million, the write-off of $4.8 million of in-process research and development acquired in connection with our acquisition of Diamics, $5.2 million of restructuring charges, $5.3 million of stock-based compensation expense, a $0.8 million charge related to the write-up to fair market value of inventory acquired in connection with the Cholestech and HemoSense acquisitions, and an unrealized foreign currency loss of $3.9 million associated with a cash escrow established in connection with the acquisition of BBI Holdings Plc.. These amounts, net of tax, have been excluded from the adjusted cash basis net income per common share for the respective quarters.

A detailed reconciliation of the Company’s adjusted cash basis net income, which is a non-GAAP financial measure, to net income under GAAP, as well as a discussion regarding this non-GAAP financial measure, is included in the schedules to this press release.
The Company will host a conference call beginning at 10:00 a.m. (Eastern Time) today, February 18, 2009, to discuss these results as well as other corporate matters. During the conference call, the Company may answer questions concerning business and financial developments and trends and other business and financial matters. The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.
The conference call may be accessed by dialing 706-679-1656 (domestic and international), an access code is not required, or via a link on the Inverness website at www.invernessmedical.com. It is also available via link at
https://event.meetingstream.com/r.htm?e=134985&s=1&k=91C3084D8CBF362549FF6D6A8D9F0BDC using Real Player or Windows Media. An on-demand web cast of the call will be available at the Inverness website (www.invernessmedical.com/News.cfm) two hours after the end of the call and will be accessible for 30 days. Additionally, reconciliations to non-GAAP financial measures not included in this press release that may be discussed during the call will also be available at the same website beginning shortly before the conference call and will continue to be available on this website for 30 days.
For more information about Inverness Medical Innovations, please visit our website at http://www.invernessmedical.com.
By developing new capabilities in near-patient diagnosis, monitoring and health management, Inverness Medical Innovations enables individuals to take charge of improving their health and quality of life at home. Inverness’ global leading products and services, as well as its new product development efforts, focus on infectious disease, cardiology, oncology, drugs of abuse and women’s health. Inverness is headquartered in Waltham, Massachusetts.
Source: Inverness Medical Innovations

Inverness Medical Innovations, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and
Reconciliation to Non-GAAP Adjusted Cash Basis Amounts
(in $000s, except per share amounts)

	Three Months Ended December 31, 2008				Three Months Ended December 31, 2007
				Non-GAAP					Non-GAAP
				Adjusted					Adjusted
		Non-GAAP		Cash			Non-GAAP		Cash
	GAAP	Adjustments		Basis (a)	GAAP		Adjustments		Basis (a)
Net product sales and services revenue	$454,916	$—		$454,916	$283,040		$—		283,040
License and royalty revenue	4,350	—		4,350	4,920		—		4,920

Net revenue	459,266	—		459,266	287,960		—		287,960
Cost of sales	213,347	(11,220	)(b) (c) (d)	202,127	149,209		(13,266	)(b) (c) (d) (e)	135,943

Gross profit	245,919	11,220		257,139	138,751		13,266		152,017

Gross margin	54%			56%	48%				53%

Operating expenses:
Research and development	25,402	(2,506	)(b) (c) (d)	22,896	24,898		(3,838	)(b) (c) (d)	21,060
Purchase of in-process research and development	—	—		—	4,825		(4,825)	(f)	—
Selling, general and administrative	188,192	(56,579	)(b) (c) (d)	131,613	102,200		(22,100	)(b) (c) (d)	80,100

Total operating expenses	213,594	(59,085)		154,509	131,923		(30,763)		101,160

Operating income	32,325	70,305		102,630	6,828		44,029		50,857
Interest and other income (expense), net	(19,205)	147	(c)	(19,058)	(26,835)		3,894	(g)	(22,941)
Income tax (benefit) provision	(3,412)	28,192	(h)	24,780	(2,529)		4,676	(h)	2,147
Equity earnings of unconsolidated entities, net of tax	(119)	1,505	(b) (c)	1,386	1,706		112	(b)	1,818

Net income (loss)	$16,413	$43,765		$60,178	$(15,772)		$43,359		$27,587

Preferred stock dividends	$(5,490)			(5,490)	$—				$—

Net income (loss) available to common stockholders — basic	$10,923			$54,688	$(15,772)				$27,587

Net income (loss) per common share:
Basic	$0.14			$0.70	$(0.24)				$0.42

Diluted	$0.14 (i)			$0.66 (k)	$(0.24	)(j)			$0.40	(l)

Weighted average common shares — basic	78,217			78,217	65,525				65,525
Weighted average common shares — diluted	78,941 (i)			92,853 (k)	65,525	(j)			69,578	(l)

(a)	In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) certain non-cash charges, including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust net income or loss for the costs associated with litigation, including payments made or received through settlements. It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP. In addition, all companies do not calculate non-GAAP financial measures in the same manner and, accordingly, “net income or loss on an adjusted cash basis” presented in this press release may not be comparable to similar measures used by other companies.

(b)	Amortization expense of $60.3 million and $28.0 million in the fourth quarter of 2008 and 2007 GAAP results, respectively, including $9.2 million and $10.2 million charged to cost of sales, $1.0 million and $0.7 million charged to research and development, $49.9 million and $17.0 million charged to selling, general and administrative expense, in the respective quarters, with $0.2 million and $0.1 million charged through equity earnings of unconsolidated entities, net of tax, during the respective quarters.

(c)	Restructuring charge associated with the decision to close facilities of $5.0 million and $5.2 million in the fourth quarter of 2008 and 2007 GAAP results, respectively. The $5.0 million charge for the three months ended December 31, 2008 included $1.5 million charged to cost of sales, $0.4 million charged to research and development, $1.7 million charged to selling, general and administrative expense, $0.1 million charged to interest expense and $1.3 million charged through equity earnings of unconsolidated entities, net of tax. The $5.2 million charge for the three months ended December 31, 2007 included $2.0 million charged to cost of sales, $2.2 million charged to research and development and $1.0 million charged to selling, general and administrative expense. These charges have been excluded from net income or loss because they have a significant impact on results yet do not occur on a consistent or regular basis in the Company’s business.

(d)	Compensation costs of $6.7 million and $5.3 million associated with stock-based compensation expense in the fourth quarter of 2008 and 2007 GAAP results, respectively, including $0.5 million and $0.3 million charged to cost of sales, $1.2 million and $0.9 million charged to research and development and $5.0 million and $4.1 million charged to selling, general and administrative, in the respective quarters.

(e)	A write-off in the amount of $0.8 million during the fourth quarter of 2007, relating to inventory write-ups recorded in connection with the acquisitions of Cholestech Corp. and HemoSense, Inc. during the third and fourth quarters, respectively, of 2007.

(f)	Purchase of in-process research and development in the fourth quarter of 2007 includes a write-off of $4.8 million associated with the value of in-process research and development costs incurred in connection with our acquisition of Diamics, Inc.

(g)	A $3.9 million unrealized foreign currency loss associated with a cash escrow established in connection with the acquisition of BBI Holdings Plc.

(h)	Tax effect on adjustments as discussed above in notes (b), (c), (d), (e), (f) and (g).

(i)	Included in the weighted average diluted common shares for the calculation of net income per common share on a GAAP basis for the three months ended December 31, 2008, are dilutive shares consisting of 724,000 common stock equivalent shares from the potential exercise of stock options and warrants. Potential dilutive shares consisting of 3,411,000 common stock equivalent shares from the potential conversion of convertible debt securities and potential dilutive shares consisting of 10,502,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock were not included in the calculation of net income per common share on a GAAP basis for the three months ended December 31, 2008 because inclusion thereof would be antidilutive.

(j)	For the three months ended December 31, 2007, potential dilutive shares were not used in the calculation of diluted net loss per common share under GAAP because inclusion thereof would be antidilutive.

(k)	Included in the weighted average diluted common shares for the calculation of net income per common share for the three months ended December 31, 2008, on an adjusted cash basis, are dilutive shares consisting of 724,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were potential dilutive shares consisting of 3,411,000 common stock equivalent shares from the potential conversion of convertible debt securities and 10,502,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock. The diluted net income per common share calculation for the three months ended December 31, 2008, on an adjusted cash basis, includes the add back of interest expense related to the convertible debt of $0.7 million and the add back of preferred stock dividends related to the Series B convertible preferred stock resulting in net income available to common stockholders of $60.9 million for the three months ended December 31, 2008.

(l)	Included in the weighted average diluted common shares for the calculation of diluted net income per common share for the three months ended December 31, 2007, on an adjusted cash basis, are dilutive shares consisting of 4,053,000 common stock equivalent shares from the potential exercise of stock options and awards and warrants. The diluted net income per common share calculation for the three months ended December 31, 2007, on an adjusted cash basis, does not include 2,868,000 common stock equivalent shares from the potential conversion of convertible debt, as inclusion thereof would be antidilutive.

Inverness Medical Innovations, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and
Reconciliation to Non-GAAP Adjusted Cash Basis Amounts
(in $000s, except per share amounts)

	Year Ended December 31, 2008					Year Ended December 31, 2007
					Non-GAAP					Non-GAAP
					Adjusted					Adjusted
			Non-GAAP		Cash			Non-GAAP		Cash
	GAAP		Adjustments		Basis (a)	GAAP		Adjustments		Basis (a)
Net product sales and services revenue	$1,645,600		$—		$1,645,600	$817,561		$—		$817,561
License and royalty revenue	25,826		—		25,826	21,979		—		21,979

Net revenue	1,671,426		—		1,671,426	839,540		—		839,540
Cost of sales	810,867		(64,780	)(b) (c) (d) (e)	746,087	445,813		(34,877	)(b) (c) (d) (e)	410,936

Gross profit	860,559		64,780		925,339	393,727		34,877		428,604

Gross margin	51%				55%	47%				51%

Operating expenses:
Research and development	111,828		(15,586	)(b) (c) (d)	96,242	69,547		(7,597	)(b) (c) (d)	61,950
Purchase of in-process research and development	—		—		—	173,825		(173,825	)(f)	—
Selling, general and administrative	684,879		(198,865	)(b) (c) (d)	486,014	326,208		(94,021	)(b) (c) (d)	232,187
Total operating expenses	796,707		(214,451)		582,256	569,580		(275,443)		294,137

Operating (loss) income	63,852		279,231		343,083	(175,853)		310,320		134,467
Interest and other income (expense), net	(103,356)		8,762	(c) (i)	(94,594)	(74,251)		17,557	(g) (h)	(56,694)
Income tax (benefit) provision	(16,686)		99,242	(j)	82,556	(979)		14,923	(j)	13,944
Equity earnings of unconsolidated entities, net of tax	1,050		8,183	(b) (c)	9,233	4,372		448	(b)	4,820
Net (loss) income	$(21,768)		$196,934		$175,166	$(244,753)		$313,402		$68,649

Preferred stock dividends	$(13,989)				(13,989)	$—				$—

Net (loss) income available to common stockholders — basic	$(35,757)				$161,177	$(244,753)				$68,649

Net (loss) income per common share:
Basic	$(0.46)				$2.07	$(4.75)				$1.33

Diluted	$(0.46	)(k)			$1.97 (l)	$(4.75	)(k)			$1.27	(m)

Weighted average common shares — basic	77,778				77,778	51,510				51,510
Weighted average common shares — diluted	77,778	(k)			83,376 (l)	51,510	(k)			54,236	(m)

(a)	In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) certain non-cash charges, including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust net income or loss for the costs associated with litigation, including payments made or received through settlements. It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP. In addition, all companies do not calculate non-GAAP financial measures in the same manner and, accordingly, “net income or loss on an adjusted cash basis” presented in this press release may not be comparable to similar measures used by other companies.

(b)	Amortization expense of $215.3 million and $64.6 million for the year 2008 and 2007 GAAP results, respectively, including $43.4 million and $24.1 million charged to cost of sales, $3.7 million and $2.9 million charged to research and development, $167.3 million and $37.2 million charged to selling, general and administrative expense, in the respective periods, with $0.9 million and $0.4 million charged through equity earnings of unconsolidated entities, net of tax, during the respective periods.

(c)	Restructuring charge associated with the decision to close facilities of $50.7 million and $6.7 million for the year 2008 and 2007 GAAP results, respectively. The $50.7 million charge for the year ended December 31, 2008 included $17.9 million charged to cost of sales, $7.2 million charged to research and development, $11.3 million charged to selling, general and administrative expense, $7.1 million charged to interest expense and $7.2 million charged through equity earnings of unconsolidated entities, net of tax. The $6.7 million charge for the year ended December 31, 2007 included $2.0 million charged to cost of sales, $2.5 million charged to research and development and $2.2 million charged to selling, general and administrative expense. These charges have been excluded from net income or loss because they have a significant impact on results yet do not occur on a consistent or regular basis in the Company’s business.

(d)	Compensation costs of $26.4 million and $57.4 million associated with stock-based compensation expense for the year 2008 and 2007 GAAP results, respectively, including $1.5 million and $0.6 million charged to cost of sales, $4.6 million and $2.2 million charged to research and development and $20.3 million and $54.6 million charged to selling, general and administrative. The $54.6 million charged to selling, general and administrative during the year-ended December 31, 2007 includes $45.2 million of costs associated with stock option acceleration and conversion in connection with our acquisition of Biosite, Inc.

(e)	A write-off in the amount of $2.0 million and $8.2 million during the year ended December 31, 2008 and 2007, respectively, relating to inventory write-ups recorded in connection with the acquisitions of Panbio Limited and BBI Holdings Plc. during the first quarter of 2008 and Biosite, Inc., Cholestech Corp. and HemoSense, Inc. during the second, third and fourth quarters of 2007, respectively.

(f)	Purchase of in-process research and development during the year ended December 31, 2007 includes a write-off of $169.0 million and $4.8 million associated with the value of in-process research and development costs incurred in connection with our acquisitions of Biosite, Inc. and Diamics, Inc., respectively.

(g)	Charges totaling $15.6 million associated with the write-off of debt origination costs and a prepayment premium paid upon early extinguishment of related debt during the year ended December 31, 2007, in conjunction with our financing arrangements.

(h)	A $3.9 million unrealized foreign currency loss associated with a cash escrow established in connection with the acquisition of BBI Holdings Plc, partially offset by a $1.9 million foreign currency gain realized on the settlement of intercompany notes.

(i)	A $1.7 million net realized foreign currency loss associated with a cash escrow established in connection with the acquisition of BBI Holdings Plc.

(j)	Tax effect on adjustments as discussed above in notes (b), (c), (d), (e), (f), (g), (h) and (i).

(k)	For the year ended December 31, 2008 and 2007, potential dilutive shares were not used in the calculation of diluted net loss per common share under GAAP because inclusion thereof would be antidilutive.

(l)	Included in the weighted average diluted common shares for the calculation of net income per common share for the year ended December 31, 2008, on an adjusted cash basis, are dilutive shares consisting of 2,188,000 common stock equivalent shares from the potential exercise of stock options and warrants and potential dilutive shares consisting of 3,411,000 common stock equivalent shares from the potential conversion of convertible debt securities. The diluted net income per common share calculation for the year ended December 31, 2008, on an adjusted cash basis, includes the add back of interest expense related to the convertible debt of $2.8 million resulting in net income available to common stockholders of $164.0 million. Potential dilutive shares consisting of 6,681,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock for the year ended December 31, 2008 were not used in the calculation of diluted net income per common share, on an adjusted cash basis, because inclusion thereof would be antidilutive.

(m)	Included in the weighted average diluted common shares for the calculation of diluted net income per common share for the year ended December 31, 2007, on an adjusted cash basis, are dilutive shares consisting of 2,726,000 common stock equivalent shares from the potential exercise of stock options and awards and warrants. The diluted net income per common share calculation for the year ended December 31, 2007, on an adjusted cash basis, does not include 1,807,000 common stock equivalent shares from the potential conversion of convertible debt, as inclusion thereof would be antidilutive.

Inverness Medical Innovations, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in $000s)

	December 31,	December 31,
	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$141,324	$414,732
Restricted cash	2,748	141,869
Marketable securities	1,763	2,551
Accounts receivable, net	280,608	163,380
Inventories, net	199,131	148,231
Prepaid expenses and other current assets	196,969	82,211

Total current assets	822,543	952,974

PROPERTY, PLANT AND EQUIPMENT, NET	284,483	267,880
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	4,717,704	3,494,174
DEFERRED FINANCING COSTS AND OTHER ASSETS, NET	130,630	165,731

Total assets	$5,955,360	$4,880,759

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of notes payable	$19,509	$21,096
Other current liabilities	345,836	257,812

Total current liabilities	365,345	278,908

LONG-TERM LIABILITIES:
Notes payable, net of current portion	1,501,025	1,366,753
Deferred tax liability	462,787	326,128
Other long-term liabilities	347,365	322,303

Total long-term liabilities	2,311,177	2,015,184

TOTAL STOCKHOLDERS’ EQUITY	3,278,838	2,586,667

Total liabilities and stockholders’ equity	$5,955,360	$4,880,759